WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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CitiBank EDGAR Filing
Financial Data Schedule



                          Name of FuVariable Annuity Portfolios
                          CIK Number0001026107
                          Series # :4
                          Series NamCitiSelect VIP Folio 400

                          Period EndDec-31-1999    [mmm-dd-yyyy]
                          Fiscal YeaDec-31-1999    [mmm-dd-yyyy]
                          Period Typ1-Year         [mo(s) or year]


Statement of Asset and Liabilities
    Assets
Investment (co $    9,534,)                                      10,060,378
Cash (domestic and foreign)                                              4,401
Receivable for securities Sold                                         13,479
Receivable for Capital Stock sold                                             -
Dividend receiveable                                                     5,659
Interest receivable                                                    55,637
Other receivable                                                       49,903
Other assets                                                             3,495
     Total Assets                                                10,192,952

 Liabilities
Payable for Securities Purchased                                     298,412
Payable for Capital Stock Repurchased                                         -
Other payables                                                           2,331
Other Liablities                                                       95,900
     Total Liablities                                                396,643

     Net Assets                                                   9,796,309

Capital Section
Paid-in Capital                                                   8,851,600
Undistributed Net Realized gain (loss) on Investments                286,055
Unrealized appreciation (depreciation) of investments and
   foreign currency translations                                     525,973
Undistributed net investment income                                  132,681
     Total Capital                                                9,796,309

Statement of Operations
Investment Income
Interest Income                                                      216,807
Dividend Income                                                      115,677
Other Income                                                                  -
     Total Income                                                    332,484

   Expenses
Investment advisory fees                                               83,158
Interest expense                                                              -
Other expenses                                                       520,031
     Gross expenses                                                  603,189
Less:  Waivers and Subsidies                                        (464,608)
     Net expenses                                                    138,581
     Net investment income                                           193,903


Net Realized and Unrealized Gain/(Loss) on Investments
Net realized gain/(loss) form investment transactions                373,577
Net change in unrealized appreciation/(depreciation)                 173,141
Net realized and unrealized gain/(loss) on investments               546,718

Net Increase/(Decrease) in Net Assets resulting
     from Operations                                                 740,621


Statement of Changes in Net Assets
Increase/(Decrease) in Net Assets from:
  Operations
Net investment income                                                193,903
Net realized gain/(loss) on investments                              373,577
Net change in unrealized appreciation/(depreciation)
     of investments                                                  173,141
     Net increase/(decrease) in net assets resulting from
        operations                                                   740,621

Distribution to Shareholders
Net Investment Income                                                 (35,288)
Capital gains                                                                 -
Return of Capital (Income)                                                    -
Return of Capital (Capital)                                                   -
     Total Distribution to Shareholders                               (35,288)

Capital Stock Transactions
Net proceeds from sale of shares                                     775,709
Cost of shares repurchased                                       (5,470,645)
Dividend and/or Distribution                                           35,280
                                                                 (4,659,656)

Net Increase/(decrease) in Net Assets                            (3,954,323)

Net Assets
Beginning of Period                                              13,750,632
End of Period                                                     9,796,309

Miscellanous Information

    Shares
Prior                                                             1,344,262
Subs                                                                   75,616
Redemptions                                                         (537,243)
Reinvested                                                               3,389
Current Shares                                                       886,024

Undistributed Income
Prior undistribute                                                    (25,934)
Net investment income                                                193,903
Return of Capital                                                             -
Income Distribution                                                   (35,288)
Current undistribute income                                          132,681

Undistribute Capital Gain
Prior undistribute                                                    (87,522)
Net Capital Gain/(Loss)                                              373,577
Return of Capital                                                             -
Capital Gain Distribution                                                     -
Current undistribute income                                          286,055

Average Net Assets                                               11,087,699

Financial Highlights
Net Asset Value, Beginning of period                                     10.23
Income from Operations
     Net Investment Income                                               0.203
     Net realized and unrealized gain/(loss) on
        investments                                                      0.661
     Total from operations                                               0.864
Less distribution from:
     Net investment income                                              (0.034)
     Net realized gain on investments                                         -
     Return of Capital                                                        -
     Total distributions                                                (0.034)
Net Asset Value, end of period                                           11.06

Expense Ratio                                                             1.25


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